UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2020
___________________________
RETROPHIN, INC.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 200
San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RTRX	The Nasdaq Global Market

Item 8.01 Other Events.
As previously reported, on April 23, 2019, Retrophin, Inc. (the “Company”), entered into an Office Lease with an effective date of April 12, 2019 (the “Lease”) with Kilroy Realty, L.P. (the “Landlord”) for the lease of approximately 77,200 square feet of rentable area of the building located at 3611 Valley Centre Drive, San Diego, California 92130 (the “Premises”). The Company expects to use the Premises as its new principal corporate offices and plans to consolidate its corporate headquarters into the Premises from the current location of multiple suites in adjacent buildings at 3721 and 3661 Valley Centre Drive, San Diego, California 92130. Under the terms of the Lease, the Company was granted a one time right of first offer on the suites it currently occupies and a general right of first offer to lease additional space from the Landlord in the development that the Premises are a part (the “Additional Space”). The initial term of the Lease is seven years and seven months (the “Initial Term”), and the Landlord has granted the Company an option to extend the term of the Lease by a period of five years.

The Company subsequently elected to (i) decline to exercise its right of first offer on the suites it currently occupies and, as previously reported, notified the Landlord of its intention to vacate the premises of its existing office leases, and (ii) exercise its right of first offer to lease a separate portion of the Additional Space, comprising an additional floor of the Premises (the “Expansion Premises”). On June 1, 2020, the Company took possession of the Expansion Premises and construction of tenant improvements to the Expansion Premises commenced. These tenant improvements are expected to be complete before the expected Expansion Premises commencement date of November 1, 2020. The commencement date of the remainder of the Lease is expected to be February 1, 2021. The Company’s lease of temporary suites it occupies under its prior lease with the Landlord will terminate upon completion of the improvements to the Expansion Premises and the Company’s lease of the remainder of the premises it occupies under its prior lease with the Landlord will terminate upon completion of the balance of the Premises.

As a result of the Company exercising its right of first offer to lease the Expansion Premises and the amendments referenced below, the aggregate base rent due over the Initial Term of the Lease is approximately $47.0 million

The Lease was amended on November 7, 2019 and May 29, 2020 to, among other things, implement the terms summarized above with respect to the Additional Space. Copies of these amendments are filed as Exhibits 99.1 and 99.2 to this report, and the foregoing summary is qualified by the full text of the amendments.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	First Amendment to Office Lease, dated November 7, 2019, by and between Kilroy Realty, L.P. and the Company.
99.2	Third Amendment to Existing Office Lease and Second Amendment to Long Term Lease, dated May 29, 2020, by and between Kilroy Realty, L.P. and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: June 8, 2020	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Senior Vice President, General Counsel and Secretary